Exhibit 99.2

TRANSITION AND SEPARATION AGREEMENT

AND GENERAL RELEASE OF ALL CLAIMS

This Transition and Separation Agreement and General Release of All Claims (“Agreement”) is made effective as of October 6, 2009 (“Effective Date”), by and between Entropic Communications, Incorporated (“Company”) and Michael Economy (“Mr. Economy”), with respect to the following facts:

A. Mr. Economy is currently employed by Company as Vice President, Worldwide Sales.

B. Mr. Economy’s employment with the Company will cease effective October 30, 2009 unless terminated sooner by the parties pursuant to Section 4 below (either constituting the “Termination Date”).

C. The parties desire to settle all claims and issues that have, or could have been raised in relation to Mr. Economy’s employment and subsequent transition from employment with the Company on the terms and conditions set forth below.

THEREFORE, in exchange for good and valuable consideration and in consideration of the promises and mutual agreements hereinafter set forth, the parties agree as follows:

1. Employment. Subject to Section 4 below, during the period from the Effective Date through Termination Date, unless terminated sooner pursuant to Section 4 below, Mr. Economy shall remain employed by Company as a regular employee and Mr. Economy hereby accepts such employment, subject to the terms and conditions set forth herein.

2. Duties. From the Effective Date through the Termination Date, unless terminated sooner pursuant to Section 4 below, Mr. Economy will be expected to carry out the ongoing duties and requirements in his position at an acceptable level of performance as defined by the Company, and is consistent with Mr. Economy’s job description and the expectations of an individual in his position.

3. At-Will Employment Relationship. Mr. Economy’s employment with the Company continues to be at-will. No representative of the Company, other than the Company’s Chief Executive Officer or Vice President, Human Resources, has the authority to alter the at-will employment relationship and any change to the at-will employment relationship must be by specific written agreement signed by Mr. Economy and the Company’s Chief Executive Officer or Vice President, Human Resources. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will relationship.

4. Termination of Mr. Economy’s Employment.

4.1 Termination for Cause by Company. Without limiting any other rights of the Company as set forth in this Agreement or otherwise, the Company may terminate Mr. Economy’s employment immediately at any time for Cause. For purposes of this Agreement, “Cause” is defined as misconduct, including, but not limited to: (a) conviction of any felony or any crime involving moral turpitude or dishonesty, or entry of a plea of no lo contendere (or an equivalent plea) in response to an indictment for such crime or felony; (b) participation in a fraud or act of dishonesty against Company or any of its affiliates; (c) breach of the Company’s policies,

Page 1 of 10	ME SZ
please initial each page

including, but not limited to, the Company’s Code of Business Conduct and Ethics and Company’s policies with respect to appropriate employee behavior and respect for co-workers; (d) intentional damage to property of the Company or any of its affiliates; (e) breach of any written agreement with the Company, including, but not limited to, this Agreement; and (f) conduct which in the good faith and reasonable determination of the Company’s Chief Executive Officer or Board of Directors constitutes misconduct in violation of this Agreement or significant substandard performance as determined by the Chief Executive Officer. Should the Company deem there is substandard performance, the Company must provide Mr. Economy written notice of conditions that constitute such substandard performance and Mr. Economy shall have five (5) calendar days following his receipt of such notice to cure such substandard performance.

In the event that Mr. Economy’s employment is terminated in accordance with this Subsection 4.1 prior to October 30, 2009: (a) Mr. Economy shall be entitled to receive any earned but unpaid wages and accrued but unused vacation as of the Termination Date, and no other amounts; and (b) Mr. Economy shall not be offered the Separation Package set forth in Section 5.

4.2 Voluntary Resignation by Mr. Economy. Mr. Economy may voluntarily resign his position with the Company. In the event of Mr. Economy’s resignation or end of employment prior to October 30, 2009 (a) Mr. Economy will be entitled to receive only any earned but unpaid wages and accrued but unused vacation as of the Termination Date, and no other amounts; and (b) Mr. Economy shall not be eligible for the Separation Package set forth in Section 5. In the event that Mr. Economy’s employment is terminated in accordance with this Subsection 4.2 at any time, all other Company obligations to Mr. Economy pursuant to this Agreement will become automatically terminated and completely extinguished.

5. Compensation.

5.1 Earned Wages and Accrued Vacation. Mr. Economy will be paid all earned and unpaid wages and accrued and unused vacation through the Termination Date on or before the Termination Date. Employee is entitled to these wages and signing this Agreement is not a prerequisite for this payment.

5.2 Severance Package. Unless his employment is terminated for Cause pursuant to Section 4.1 above or due to resignation prior to October 30, 2009, the Company agrees to provide Mr. Economy the following payments and benefits (“Severance Package”) to which he is otherwise not entitled. Mr. Economy acknowledges and agrees this Severance Package constitutes adequate legal consideration for the promises and representations made by him in this Agreement.

5.2.1 Severance Payment. The Company agrees to provide Mr. Economy with severance in the form of base salary continuation, based on his current annualize base salary of $175,000, for a period of thirteen (13) weeks. Payments will be made in equal payments on regular payroll periods through January 30, 2010 and all federal and state income and employment taxes will be withheld.

5.2.2 2009 Incentive Compensation. Provided that (a) Mr. Economy’s employment is not terminated before October 30, 2009 pursuant to Section 4, and (b) at all times prior to his Termination Date that Mr. Economy complies with all of his obligations under this Agreement and all other agreements with the Company, Mr. Economy shall remain eligible for incentive compensation

Page 2 of 10	ME SZ
please initial each page

(“Bonus”) for the third and fourth quarter of 2009 under the terms and conditions previously approved by the Company’s Board of Directors under the Company’s Management Bonus Plan (“Plan”). The Bonus earned will be calculated based on the Plan and prorated based on the period of the year Mr. Economy was actively employed, which is expected to be through October 30, 2009, which therefore would mean a 10/12ths proration of any Bonus earned under the Plan. Payments, if any, of the Bonus will be paid in accordance with Company’s regular schedule for payment of incentive compensation and commensurate with the payments made to all other eligible Plan participant, which is currently anticipated to be in mid-February 2010.

5.2.3 Health Care Benefits. Mr. Economy’s Company-paid health care benefits (medical, dental and vision insurance) will terminate the end of the month in which his employment with the Company terminates. To the extent provided by the federal Consolidated Omnibus Budget Reconciliation Act (“COBRA”) law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, Mr. Economy will be eligible to continue group health insurance benefits (medical, dental and vision insurance) at his own expense following the Termination Date. Later, Mr. Economy may be able to convert to an individual policy through the provider of the Company’s health insurance, if he wishes. Mr. Economy will be provided with a separate notice from the Company’s third-party COBRA administrator describing rights and obligations under COBRA. If Mr. Economy elects continued coverage under COBRA, the Company, as part of this Agreement, will reimburse him for the difference in the premiums for the continuation of group medical, dental and vision insurance and his then current employee benefit contributions through January 31, 2010. Reimbursement requests may be submitted to the Company’s Benefits Department on a monthly basis and must include receipts indicating the entity to which the payment was made, payment amount, payment date and the dates for which payment is being made (month of COBRA benefits). Reimbursement requests must be received by February 15, 2010; no reimbursements will be processed for receipts received after this date.

All payments and benefits under this Section 5.2 are contingent upon receipt of an executed Agreement, the expiry of the revocation period and Mr. Economy’s continued performance according to the other terms of the Agreement, Addendum A and any other agreements Mr. Economy signed with the Company. The Severance Payments will begin as soon as administratively practicable following the receipt of an executed Agreement and the expiry of the revocation period, but not later than the second payroll date following the expiry of the revocation period. Payments will be made via direct deposit if Mr. Economy is currently enrolled or live check mailed to the address of record if Mr. Economy is not enrolled.

6. Stock Options. As of the Termination Date the vesting schedule of any stock options previously granted to Mr. Economy shall cease and no options shall vest thereafter whether or not Mr. Economy provides additional service to the Company after the Termination Date pursuant to Section 7 below. Mr. Economy’s right to exercise any vested portion of such options, and all other rights and obligations with respect to his stock options, will be as set forth in the stock option agreement, grant notice and applicable plan documents.

7. Transition Assistance. Mr. Economy agrees to be available and responsive to occasional and reasonable inquiries from the Company on matters related to his employment and job responsibilities through January 30, 2010.

Page 3 of 10	ME SZ
please initial each page

8. Waiver of Benefits Under Change of Control Agreement. Mr. Economy agrees that by signing this Agreement he is waiving all rights, if any, to any benefits of any kind under his Change of Control Agreement.

9. No Other Compensation or Benefits. Mr. Economy acknowledges that, except as expressly provided in this Agreement, he will not receive and is not entitled to any additional compensation, salary, bonuses, severance, or benefits after the Termination Date.

10. Section 409A Compliance. The parties intend for this Agreement either to satisfy the requirements of Section 409A, by virtue of being paid at a specified time or pursuant to a fixed schedule, or to be exempt from the application of Section 409A, and this Agreement shall be construed and interpreted accordingly. If this Agreement either fails to satisfy the requirements of Section 409A or is not exempt from the application of Section 409A, then the parties hereby agree to amend or to clarify this Agreement in a timely manner so that this Agreement either satisfies the requirements of Section 409A or is exempt from the application of Section 409A. For purposes of this Agreement, the term “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and all applicable guidance promulgated thereunder.

The parties agree that Mr. Economy has no entitlement and no legally binding right to any deferred compensation (whether cash or non-cash) payable from the Company and subject to the requirements of Section 409A the payment of which deferred compensation is triggered (whether in part or in whole) by a “separation from service” as defined in Section 409A.

The Company hereby informs Mr. Economy that the federal, state, local and/or foreign tax consequences (including without limitation those tax consequences implicated by Section 409A) of this Agreement are complex and subject to change. Mr. Economy hereby acknowledges that the Company has advised him that he should consult with his own personal tax or financial advisor in connection with this Agreement and its tax consequences. Mr. Economy understands and agrees that the Company has no obligation and no responsibility to provide him with any tax or other legal advice in connection with this Agreement. Mr. Economy agrees that he shall bear sole and exclusive responsibility for any and all adverse personal federal, state, local and/or foreign tax consequences (including without limitation those tax consequences implicated by Section 409A) of this Agreement.

11. General Release.

11.1 Mr. Economy unconditionally, irrevocably and absolutely releases and discharges the Company, and its parent corporations, direct and indirect subsidiary corporations, division, affiliates, successors, predecessors, partnerships, individual partners, officers, directors, employees, shareholders, agents, attorneys, entities, insurers, affiliates, and assigns (collectively referred to as “Released Parties”), from all claims related in any way to the transactions or occurrences between them to date, to the fullest extent permitted by law, including, but not limited to, Mr. Economy’s employment with the Company, the termination of Mr. Economy’s employment, and all other losses, liabilities, claims, charges, demands and causes of action, known or “Unknown Claims” (as further defined below) arising directly or indirectly out of or in any way connected with Mr. Economy’s employment with the Company. This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, including, but not limited to alleged violations of the federal Fair

Page 4 of 10	ME SZ
please initial each page

Labor Standards Act, Title VII of the Civil Rights Act of 1964 and the Americans with Disabilities Act, the Age Discrimination in Employment Act of 1967, as amended, the California Fair Employment & Housing Act, and all claims for attorneys’ fees, costs and expenses. “Unknown Claims” means any and all claims that Mr. Economy does not know or suspect to exist in his favor.

In granting the release herein, which includes Unknown Claims, Mr. Economy acknowledges that he has read and understands Section 1542 of the California Civil Code:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Mr. Economy expressly agrees to waive any rights or benefits conferred by Section 1542 and by any law of any state or territory of the United States or principal of common law pursuant to, or which is similar, comparable or equivalent to, Section 1542.

11.2 Mr. Economy acknowledges that he may discover facts or law different from, or in addition to, the facts or law that he knows or believes to be true with respect to the claims released in this Agreement and agrees, nonetheless, that this Agreement and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

11.3 Mr. Economy declares and represents that he intends this Agreement to be complete and not subject to any claim of mistake, and that the release herein expresses a full and complete release and Mr. Economy intends the release herein to be final and complete. Mr. Economy executes this release with the full knowledge that this release covers all possible claims against the Released Parties, to the fullest extent permitted by law.

11.4 Mr. Economy expressly waives his right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by him or on his behalf, related in any way to the matters released herein.

11.5 Notwithstanding the foregoing, the following are not included in the general release: (a) any rights or claims for indemnification Mr. Economy may have pursuant to any written indemnification agreement of the Company to which Mr. Economy is a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; (b) any rights that are not waivable as a matter of law; or (c) any claims arising from the breach of this Agreement by the Company.

12. Expense Reimbursements. Mr. Economy agrees that on or before the Termination Date he will submit a final documented expense reimbursement statement reflecting all business expenses incurred through the Termination Date for which he is seeking reimbursement. The Company will reimburse Mr. Economy for these expenses pursuant to its regular business practice.

13. Return of Company Property. Mr. Economy understands and agrees that as a condition of receiving the compensation and benefits defined in this Agreement, all Company property must be returned to the Company on or before the Termination Date unless directed by the Company to do so before then. Mr. Economy agrees to return to the Company all Company documents (and all copies thereof) and other Company property that he has had in his possession at any time, including, but not limited to, Company files, notes,

Page 5 of 10	ME SZ
please initial each page

drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property, credit cards, entry cards, identification badges, and keys; and, any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof). By signing this Agreement, Mr. Economy represents and warrants that he will have returned to the Company on or before the Termination Date all property, data and information belonging to the Company. Mr. Economy also agrees to complete the Company’s exit paperwork and return it to the Company on or before the Termination Date.

14. Non-disparagement. Mr. Economy agrees that he will not make voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way (express or implied) criticize the personal and/or business reputations, practices or conduct of the Company or any of the other Released Parties (as defined in Section 11.1). Provided they remain employed by the Company, the following officers of the Company, Patrick Henry, Lance Bridges and Suzanne Zoumaras, shall not disparage Mr. Economy unless such opinions are truthfully given in response to questioning under oath under any civil, criminal or administrative proceeding. Mr. Economy shall refer all formal inquiries regarding his employment with the Company to the Vice President, Human Resources.

15. Non-solicitation. Mr. Economy understands and agrees that the Company’s employees and customers and any information regarding Company employees and/or customers is confidential and constitutes trade secrets. As such, for a period of one (1) year following the Termination Date, Mr. Economy agrees not to, directly or indirectly, separately or in association with others, interferes with, impair, disrupt or damage the Company’s relationship with any of its customers or prospective customers and employees.

16. Injunctive Relief. Mr. Economy acknowledges that his breach of the covenants contained in Sections 14-15 (collectively “Covenants”) would cause irreparable injury to the Company and agrees that in the event of any such breach the Company shall be entitled to seek injunctive relief or other equitable remedies without the necessity of proving actual damages or posting any bond or other security.

17. No Conflict of Interest. During the term of Mr. Economy’s employment with Company and for the period during which Mr. Economy shall be provided base salary compensation by the Company, Mr. Economy shall not engage in any work, paid or unpaid, that creates an actual conflict of interest with the Company. Such work shall include, but is not limited to, directly or indirectly competing with Company in any way, or acting as an officer, director, employee, consultant, volunteer, lender, or agent of any of the following companies, or any affiliates or subsidiaries of those companies, which Company deems to be in direct competition with the business in which Company is now engaged: Broadcom, Maxlinear, NXP, ST Micro or Cisco. If such a conflict occurs prior to Mr. Economy’s Termination Date, Mr. Economy’s employment will be subject to immediate termination for Cause pursuant to Subsection 4.1 and Mr. Economy shall not be eligible to receive any remaining payments and benefits pursuant to this Agreement, including, but not limited to payments and benefits pursuant to Section 17. This Section 17 shall not in any way limit the terms or conditions of Company’s Code of Business Conduct and Ethics applicable to all employees of Company, nor shall it be deemed or interpreted to have such effect.

Page 6 of 10	ME SZ
please initial each page

18. Proprietary Information and Other Obligations. Mr. Economy agrees to now and hereafter abide by the Employee Innovations and Proprietary Rights Assignment Agreement that Mr. Economy read and signed in connection with his employment by Company, which is attached as Exhibit A and incorporated herein by reference. Mr. Economy acknowledges that in connection with this Agreement, he has read the Employee Innovations and Proprietary Rights Assignment Agreement and is familiar with and understands its terms and conditions. The Company and Mr. Economy acknowledge and agree that full and complete compliance with all of the provisions of this Section 17 is a material consideration of this Agreement and that breach of any provision of this Section 17 shall constitute a material breach of this Agreement.

19. Confidentiality. The provisions of this Agreement will be held in strictest confidence by Mr. Economy and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) Mr. Economy may disclose this Agreement in confidence to his immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

20. Representation of Employee. Mr. Economy represents that, as of the date of this Agreement, he has not filed any lawsuits, charges, complaints, petitions, claims or other accusatory pleadings against the Company or any of the other Released Parties in any court or with any governmental agency. Mr. Economy further agrees that, to the fullest extent permitted by law, he will not prosecute, nor allow to be prosecuted on his behalf, in any administrative agency, whether state or federal, or in any court, whether state or federal, any claim or demand of any type related to the matters released in this Agreement. Mr. Economy has not assigned, transferred, or granted, or purported to assign, transfer, or grant, any of the claims, demands, or cause or causes of action disposed of by this Agreement.

21. Older Workers’ Benefit Protection Act. This Agreement is intended to satisfy the requirements of the Older Workers’ Benefit Protection Act, 29 U.S.C. sec. 626(f). Mr. Economy, by this Agreement, is advised to consult with an attorney before executing this Agreement.

21.1 Acknowledgments/Time to Consider. Mr. Economy acknowledges and agrees that he (a) has read and understands the terms of this Agreement; (b) has been advised in writing to consult with an attorney before executing this Agreement; (c) has obtained and considered such legal counsel as Mr. Economy deems necessary; (d) has been given twenty-one (21) days to consider whether or not to enter into this Agreement (although Mr. Economy may elect not to use the full 21-day period at his option); and (e) by signing this Agreement, Mr. Economy acknowledges that he does so freely, knowingly, and voluntarily.

21.2 Revocation/Effective Date. This Agreement shall not become effective or enforceable until the eighth day after Mr. Economy signs this Agreement. In other words, Mr. Economy may revoke his acceptance of this Agreement within seven (7) days after the date he signs it. Mr. Economy’s revocation must be in writing and received by Suzanne Zoumaras, Vice President, Human Resources, by 5:00 p.m. Pacific Time on the seventh day in order to be effective. If Mr. Economy does not revoke acceptance within the seven (7) day period, his acceptance of this Agreement shall become binding and enforceable on the eighth day.

Page 7 of 10	ME SZ
please initial each page

21.4 Preserved Rights of Mr. Economy. This Agreement does not waive or release any rights or claims that Mr. Economy may have under the Age Discrimination in Employment Act that arise after the execution of this Agreement. In addition, this Agreement does not prohibit Mr. Economy from challenging the validity of this Agreement’s waiver and release of claims under the Age Discrimination in Employment Act of 1967, as amended.

22. General Provisions.

22.1 Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Mr. Economy shall not be entitled to assign any of his rights or obligations under this Agreement, which the parties agree are personal to him. If Mr. Economy dies during the Term of this Agreement, the Company shall provide any remaining compensation and benefits included under this Agreement to Mr. Economy’s beneficiaries.

22.2 Waiver. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

22.3 Attorneys Fees. Each side shall bear its own attorneys’ fees in connection with any dispute or claim relating to or arising out of either this Agreement or the parties’ employment relationship or the termination of that relationship.

22.4 Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

22.5 Interpretation Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted with input from legal counsel representing the Company and Mr. Economy and Mr. Economy acknowledges that he has had the opportunity to seek independent legal advice from his own attorney(s) with respect to the advisability of executing this Agreement, and with respect to the meaning of California Civil Code Section 1542.

22.6 Governing Law. This Agreement will be governed by and construed in accordance with the State of California. Each party consents to the jurisdiction and venue of the state or federal courts in San Diego, California, to prosecute any claim arising out of or related to this Agreement.

22.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally; (b) by overnight courier upon written verification of receipt; or (c) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.

Page 8 of 10	ME SZ
please initial each page

23. Entire Agreement; Modification. This Agreement, including the Company’s Employee Innovations and Proprietary Rights Assignment Agreement previously executed by Mr. Economy and the Company and herein incorporated by reference are intended to be the entire agreement between the parties and supersedes and cancels any and all other prior agreements, written or oral, between the parties regarding this subject matter. Only a written instrument executed by all parties hereto may amend this Agreement. Each term of this Agreement is contractual and not merely a recital. Each party to this Agreement has made such investigation of the facts pertaining to this settlement and release, and all of the matters pertaining to this Agreement, as he/it deems necessary. Each party to this Agreement is aware that he/it may hereafter discover claims or facts in addition to or different from those he/it now knows or believes to be true with respect to the matters related herein. Nevertheless, it is intention of each party to this Agreement to fully, finally, and forever settle and release all such matters, and all claims relative thereto, which do now exist, may exist, or heretofore have existed with regard to Mr. Economy’s employment by the Company. In furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases of all such matters notwithstanding the discovery or existence of any additional or different claims or facts relative thereto.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

Dated:	October 6, 2009	By:	/s/ MICHAEL ECONOMY
Michael Economy

Dated:	October 6, 2009	By:	/s/ SUZANNE ZOUMARAS
Suzanne Zoumaras
Vice President, Human Resources

Page 9 of 10	ME SZ
please initial each page

EXHIBIT A

Employee Innovations and Proprietary Rights Assignment Agreement

Page 10 of 10	ME SZ
please initial each page